UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8–K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2020

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OCUGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160
Malvern, Pennsylvania 19355
(484) 328-4701
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.      Costs Associated with Exit or Disposal Activities.
The information set forth under Item 5.02 below is incorporated into this Item 2.05 by reference.
Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 15, 2020, Ocugen, Inc. (the “Company”), as part of its recent shift in focus toward its gene therapy platform and novel biologics program aimed at curing blindness diseases, communicated to five employees notice of termination of their employment. This reduction represents one-third of the Company’s workforce.
As part of the reduction in force, Daniel Jorgensen, Chief Medical Officer of the Company, and Rasappa Arumugham, Chief Scientific Officer of the Company, were notified of termination of their employment with the Company effective as of July 15, 2020 and December 31, 2020, respectively.
Dr. Jorgensen’s and Dr. Arumugham’s terminations are each “without cause” within the meaning of their respective Amended and Restated Executive Employment Agreements, dated January 1, 2020, with the Company (each of which has previously been filed with the Securities and Exchange Commission), and each will be entitled to receive, upon departure, the severance benefits as set forth therein.
As a result of the workforce reduction, the Company estimates that it will record severance-related charges totaling approximately $1.1 million. The Company expects that the workforce reduction will result in approximately $2.0 million in annualized cost savings. The severance-related charge that the Company expects to incur and the potential cost savings in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.
This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the estimated cash expenditures associated with termination benefits. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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